Exhibit 99.1

Information Relating to Part II.

Item 14. – Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of shares of common stock of The Michaels Companies, Inc., registered pursuant to the Registration Statement on Form S-3 (Registration No. 333-205583) filed on July 9, 2015, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee and the FINRA filing fee.

Securities and Exchange Commission registration fee	$38,564
FINRA filing fee	225,000
Printing and engraving expenses	1,000
Legal fees and expenses	160,000
Accounting fees and expenses	90,000
Transfer Agent and Registrar fees	1,000
Miscellaneous	40,000

Total	$555,564